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                              ______________, 2003



Board of Trustees
[Surviving] Trust
One Commerce Square
Philadelphia, PA  19103

Board of Directors
[Target] Trust
One Commerce Square
Philadelphia, PA  19103

                  Re: Agreement and Plan of Reorganization (the "Agreement") made as of the ____ day of ______, 2003, by and between Delaware Group [ ] (the "[Surviving] Trust"), a statutory trust created under the laws of the State of Delaware, on behalf of its series, Delaware [ ] Fund ("[Surviving] Fund"), and [Delaware Group] [ ] [Fund/Trust] (the "[Target] Trust"), a statutory trust created under the laws of the State of Delaware, on behalf of its series Delaware [ ] Fund ("[Target] Fund")


Gentlemen:

                  You have requested our opinion concerning certain federal income tax consequences of the reorganization of the [Target] Fund (the "Reorganization"), which will consist of: (i) the acquisition by the [Surviving] Trust on behalf of the [Surviving] Fund of substantially all of the property, assets and goodwill of the [Target] Fund in exchange solely for shares of beneficial interest, no par value, of the [Surviving] Fund - Class A ("[Surviving] Fund Class A Shares"), shares of beneficial interest, no par value, of the [Surviving] Fund - Class B ("[Surviving] Fund Class B Shares"), shares of beneficial interest, no par value, of the [Surviving] Fund - Class C shares ("[Surviving] Fund Class C Shares"), and shares of beneficial interest, no par value of the [Surviving] Fund -- Institutional Class ("[Surviving] Fund Institutional Class Shares" and together with the [Surviving] Fund Class A Shares, [Surviving] Fund Class B Share and [Surviving] Fund Class C Shares, which are all voting securities, the "[Surviving] Fund Shares" ), and the assumption by the [Surviving] Trust on behalf of the [Surviving] Fund of all of the liabilities of the [Target] Fund; (ii) the distribution of (a) [Surviving] Fund Class A shares to the shareholders of [Target] Fund - Class A Shares ("[Target] Fund Class A Shares"), (b) [Surviving] Fund Class B Shares to the shareholders of [Target] Fund - Class B Shares ("[Target] Fund Class B Shares"),
(c) [Surviving] Fund Class C Shares to the shareholders of [Target] Fund -- Class C Shares ("[Target] Fund Class C Shares") and (d) [Surviving] Fund Institutional Class Shares to the shareholders of [Target] Fund - Institutional Class Shares ("[Target] Fund Institutional Class Shares" and together with the [Target] Fund Class A Shares, [Target] Fund Class B Shares and [Target] Fund Class C Shares, the "[Target] Fund Shares"), according to their respective interests in complete liquidation of the [Target] Fund; and (iii) the dissolution of the [Target] Fund as soon as practicable after the closing (the "Closing"), all upon and subject to the terms and conditions of the Agreement.


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Board of Trustees
[Surviving] Trust
Board of Trustees
[Target] Fund
_______________, 2003




                  In rendering our opinion, we have reviewed and relied upon:
(a) the Agreement, made as of the __ day of ____, 2003, by and between the [Surviving] Trust, on behalf of the [Surviving] Fund, and the [Target] Trust, on behalf of the [Target] Fund; (b) the proxy materials provided to shareholders of the [Target] Fund in connection with the Special Shareholders' Meeting of the [Target] Fund held on _________, 2003; (c) certain representations concerning the Reorganization made to us by the [Surviving] Trust, on behalf of the [Surviving] Fund, and the [Target] Trust, on behalf of the [Target] Fund, in a letter dated _________, 2003 (the "Representation Letter"); (d) all other documents, financial and other reports and corporate minutes we deemed relevant or appropriate; and (e) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion. All terms used herein, unless otherwise defined, are used as defined in the Agreement.

                  For purposes of this opinion, we have assumed that the [Target] Fund, on the Closing of the Reorganization, satisfies, and immediately following the Closing, the [Surviving] Fund will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company.

                  Based on the foregoing, and provided the Reorganization is carried out in accordance with the applicable laws of the State of Delaware, the terms of the Agreement and the statements in the Representation Letter with regard to matters of fact, it is our opinion that:

                  1. The acquisition by the [Surviving] Fund of substantially all of the assets and the assumption of the liabilities of the [Target] Fund as provided for in the Agreement in exchange solely for the [Surviving] Fund Shares, followed by the distribution by the [Target] Fund to its shareholders of the [Surviving] Fund Shares in complete liquidation of the [Target] Fund, will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and the [Target] Fund and the [Surviving] Fund each will be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

                  2. No gain or loss will be recognized by the [Target] Fund upon the transfer of substantially all of its assets to and the assumption of the liabilities by the [Surviving] Fund in exchange solely for the [Surviving] Fund Shares pursuant to Section 361(a) and Section 357(a) of the Code.

                  3. No gain or loss will be recognized by the [Surviving] Fund upon the receipt by it of substantially all of the assets to and the assumption of the liabilities of the [Target] Fund in exchange solely for the [Surviving] Fund Shares pursuant to Section 1032(a) of the Code.


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Board of Trustees
[Surviving] Trust
Board of Trustees
[Target] Fund
_______________, 2003


                  4. No gain or loss will be recognized by the [Target] Fund upon the distribution of the [Surviving] Fund Shares to its shareholders in complete liquidation of the [Target] Fund (in pursuance of the Agreement) pursuant to Section 361(c)(1) of the Code.

                  5. The basis of the assets of the [Target] Fund received by the [Surviving] Fund will be the same as the basis of these assets to the [Target] Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.

                  6. The holding period of the assets of the [Target] Fund received by the [Surviving] Fund will include the period during which such assets were held by the [Target] Fund pursuant to Section 1223(2) of the Code.

                  7. No gain or loss will be recognized by the shareholders of the [Target] Fund upon the exchange of their [Target] Fund Shares for the [Surviving] Fund Shares (including fractional shares to which they may be entitled), pursuant to Section 354(a) of the Code.

                  8. The basis of the [Surviving] Fund Shares received by the shareholders of the [Target] Fund (including fractional shares to which they may be entitled) will be the same as the basis of the [Target] Fund Shares exchanged therefor pursuant to Section 358(a)(1) of the Code.

                  9. The holding period of the [Surviving] Fund Shares received by the shareholders of the [Target] Fund (including fractional shares to which they may be entitled) will include the holding period of the [Target] Fund Shares surrendered in exchange therefor, provided that the [Target] Fund Shares were held as a capital asset on the Closing of the Reorganization pursuant to
Section 1223(1) of the Code.

                  10. The [Surviving] Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the income tax regulations issued by the United States Department of the Treasury (the "Treasury Regulations"), the items of the [Target] Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

                  Our opinion is based upon the Code, the applicable Treasury Regulations, the present positions of the Internal Revenue Service (the "Service") as are set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively. We do not undertake to make any continuing analysis of the facts or relevant law following the Closing of the Reorganization.


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Board of Trustees
[Surviving] Trust
Board of Trustees
[Target] Fund
_______________, 2003



                  Our opinion is conditioned upon the performance by the [Surviving] Trust, on behalf of the [Surviving] Fund, and the [Target] Trust, on behalf of the [Target] Fund, of their undertakings in the Agreement and the Representation Letter. Our opinion is limited to the transactions incident to the Reorganization described herein, and no opinion is rendered with respect to
(i) any other transaction or (ii) the effect, if any, of the Reorganization (and/or the transactions incident thereto) on any other transaction and/or the effect, if any, of any such other transaction on the Reorganization.

                  This opinion is being rendered to the [Surviving] Trust, on behalf of the [Surviving] Fund, and the [Target] Trust, on behalf of the [Target] Fund, and may be relied upon only by such funds and the shareholders of each. We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the [Target] Fund on Form N-14, and any amendments thereto, covering the registration of the shares of the [Target] Fund under the Securities Act of 1933, as amended, to be issued in the Reorganization.



                                   Very truly yours,

                                   STRADLEY, RONON, STEVENS & YOUNG, LLP


                                   By:
                                        ---------------------------------------
                                                              , a partner



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